UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2022

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2022, MobileSmith Inc. (the "Company") entered into an Executive Employment Agreement Christopher J. Caramanico (the “Employment Agreement”) to assume the role of the Company's Chief Executive Officer with an initial effective date February 1, 2022. On January 6, 2022, the Company and Mr. Caramanico entered into an Amendment 1 to Executive Employment Agreement (the “Amendment”) to amend the effective date of the Employment Agreement from February 1, 2022 to January 31, 2022 (the “Effective Date”).  The Employment Agreement and the Amendment were unanimously approved by the Company’s Board of Directors (the “Board”). On the Effective Date, the Board has also appointed Mr. Caramanico to the Board. On Effective Date, Jerry Lepore, Company's current Chief Executive Officer will relinquish his current responsibilities as the Company’s Chief Executive Officer but will continue representing shareholders as a member of the Board.

Pursuant to the terms of the Employment Agreement, Mr. Caramanico will (i) receive a salary of $300,000 per year, (ii) receive an option to purchase up to 500,000 shares of the Company’s common stock within thirty-one days after the Effective Date at an exercise price determined by the closing price of the Company’s common stock on the Effective Date and (iii) be eligible for an annual bonus of up to 30% of his annual salary based on the Company achieving certain performance objectives and payable in a combination of cash and stock options.

The initial term of the Employment Agreement will expire on December 31, 2024 (the “Initial Term”) unless otherwise terminated as described below. Pursuant to the Employment Agreement, if Mr. Caramanico’s employment is terminated by Mr. Caramanico for good reason (as such term is defined in Employment Agreement), or by the Company without cause (as such term is defined in Employment Agreement) prior to end of the Initial Term, Mr. Caramanico will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses), certain severance benefits for a period of twelve months after such separation as further described in the Employment Agreement.

If the Company terminates Mr. Caramanico’s employment for cause (as defined in the Employment Agreement or employment terminates as a result of Mr. Caramanico’s resignation, death or disability or if Mr. Caramanico resigns without good reason, Mr. Caramanico will only be entitled to unpaid amounts owed to him.

Mr. Caramanico, 56, is an experienced senior executive, whose focus is strategic oversight, growth, and business operations. Mr. Caramanico has spent over 20 years in the Healthcare Information Technology (HIT) space partnering with top companies like Cerner, IDX/GE and EPIC Systems.

Previously Mr. Caramanico lead Orthus Health as its Chief Executive Officer and President. Mr. Caramanico has served in senior leadership positions with Eclipsys/Allscripts and was responsible for new business sales and enterprise revenue cycle product development. Previously at McKesson, Mr. Caramanico led the Managed Services Group (MSG), including remote hosting, IT outsourcing, and technology sales. Mr. Caramanico began his HIT career in imaging and software consulting sales.

Mr. Caramanico received his BS degree in Business Administration, Marketing and Management from University of Rhode Island.

The foregoing summary of certain terms of the Employment Agreement and the Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of Employment Agreement and the Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are hereby incorporated into this Current Report on Form 8-K by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements for Existing Officers and Director

All information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

10.1

Executive Employment Agreement dated January 3, 2022 between MobileSmith, Inc. and Christopher J. Caramanico (pursuant to Item 601 of Regulation S-K certain information contained in this Exhibit 10.1 was redacted as indicated therein).

10.2	Amendment 1 to Executive Employment Agreement dated January 6, 2022 between MobileSmith, Inc. and Christopher J. Caramanico.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name:

MobileSmith Inc.

Date: January 7, 2022	By:	/s/ Gleb Mikhailov
Name
Gleb Mikhailov Chief Financial Officer

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